Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Nine Month Periods Ended November 30, 2011 and Guidance for Fiscal Year 2012

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended November 30, 2011	Nine Months Ended November 30, 2011

Net Sales	$116,492,703	$345,486,904

Cost of Sales	85,685,729	253,230,966

Selling, General and Administrative	11,320,064	36,109,841
Interest Expense	3,518,978	10,453,156
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(7,101)	163,777
Other (Income) Expense, Net	(192,569)	(1,224,927)
	100,325,101	298,732,813

Income Before Income Taxes	16,167,602	46,754,091
Income Tax Expense	6,146,684	17,661,951

Net Income	$10,020,918	$29,092,140

Income Per Share:
Basic	$.80	$2.32
Diluted	$.79	$2.30

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended November 30, 2011

Current assets:
Cash and cash equivalents	$160,098,553
Accounts receivable	65,454,139
Inventories	64,661,493
Costs and estimated earnings in excess of billings on uncompleted contracts	14,048,240
Deferred income taxes	6,359,213
Prepaid expenses and other	2,397,618
Total current assets	313,019,256

Net property, plant, and equipment	127,090,526

Goodwill, less accumulated amortization	112,902,427

Intangibles and Other Assets	40,653,502

$593,665,711

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$24,292,558
Accrued liabilities	50,583,328
Total current liabilities	74,875,886

Long-term debt due after one year	210,714,286

Deferred income taxes	30,170,642

Shareholders’ equity	277,904,897

$593,665,711

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended November 30, 2011

Net cash provide by operating activities	$46,831,620

Net cash used in investing activities	(16,070,562)

Net cash provided by (used in) financing activities	(9,220,692)

Effect of exchange rate changes on cash	168,350

Net (decrease) increase in cash and cash equivalents	21,708,716

Cash and cash equivalents at beginning of period	138,389,837

Cash and cash equivalents at end of period	$160,098,553

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2011	Nine Months Ended November 30, 2011
Net sales:
Electrical and Industrial Products	$43,849	$136,518
Galvanizing Services	72,644	208,969
	116,493	345,487

Segment operating income (a):
Electrical and Industrial Products	5,719	18,214
Galvanizing Services	18,555	54,431
	24,274	72,645

General corporate expenses (b)	4,662	15,778
Interest expense	3,519	10,453
Other (income) expense, net (c)	(75)	(340)
	8,106	25,891

Income Before Taxes	$16,168	$46,754

Total assets:
Electrical and Industrial Products	$136,008	$136,008
Galvanizing Services	283,141	283,141
Corporate	174,517	174,517
	$593,666	$593,666

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date November 30, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$136,518	$190,000 to $195,000
Galvanizing Services	$208,969	$275,000 to $280,000
Total Sales	$345,487	$465,000 to $475,000

Diluted earnings per share	$2.30	$3.00 to $3.15

Net Sales by Market Segment:
Power Generation		21%
Transmission and Distribution		25%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		35%
Transmission and Distribution		42%
Industrial		23%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		18%
Industrial		32%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	13.3%	13% to 15%
Galvanizing Services	26.1%	25% to 27%

Cash Provided By (Used In)Operations	$46,832	$55,000
Capital Expenditures	$16,344	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$16,870	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$9,420	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	40%	41%
Galvanizing Services	60%	59%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/11	$108,379
Bookings		120,697
Shipments		114,333
Backlog	5/31/11	$114,743
Book to Ship Ratio		1.06
Bookings		123,097
Shipments		114,661
Backlog	8/31/11	$123,179
Book to Ship Ratio		1.07
Bookings		$125,381
Shipments		116,493
Backlog	11/30/11	$132,067
Book to Ship Ratio		1.08